Exhibit 5.2

King & Spalding LLP 1180 Peachtree Street, NE Suite 1600 Atlanta, GA 30309 Tel: +1 (404) 572-4600 Fax: +1 404 572 5100 www.kslaw.com

October 27, 2023

Satellogic Inc.
Ruta 8 Km 17,500, Edificio 300
Oficina 324 Zonamérica
Montevideo, 91600, Uruguay

Ladies and Gentlemen:

We have acted as United States counsel to Satellogic Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands the (“Company”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333- 262699), originally filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2022, as amended by Post-Effective Amendment No. 1 on Form F-3 being filed with the SEC on the date hereof (such registration statement as so amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration of, among other things, (i) 533,333 warrants entitling the holder to purchase an equal number of Satellogic Class A Ordinary Shares (each, a “Class A Ordinary Share”) at an exercise price of $8.63 per Class A Ordinary Share (the “8.63 Warrants”), (ii) 7,500,000 warrants entitling the holder to purchase an equal number of Class A Ordinary Shares at an exercise price of $10.000 per Class A Ordinary Shares (the “$10.00 Liberty Warrants”), (iii) 15,000,000 warrants entitling the holder to purchase an equal number of Class A Ordinary Shares at an exercise price of $15.000 per Class A Ordinary Share (the “$15.00 Liberty Warrants”), (iv) 2,500,000 warrants to purchase an equal number of Class A Ordinary Shares at an exercise price of $20.00 per Class A Ordinary Share (the “PIPE Warrants”) and (vi) 15,931,360 warrants to purchase an equal number of Class A Ordinary Shares at an exercise price of $2.51635975 per Class A Ordinary Share (the “Columbia Warrants,” and together with the $8.63 Warrants, the $10.00 Liberty Warrants, the $15.00 Liberty Warrants and the PIPE Warrants, the “Warrants”).

In our capacity as such counsel, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed. In making such examination and in rendering the opinions set forth below, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion letter, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Warrants constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions expressed herein. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP